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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2000


                          WATSON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                        0-20045                           95-3872914
(State of jurisdiction)        (Commission File No.)        (IRS Employer Identification No.)

                                311 Bonnie Circle
                            Corona, California 92880
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (909) 270-1400

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Item 5.  Other Events

     On July 5, 2000, Watson Pharmaceuticals, Inc. (the "Company") announced the expiration of a tender offer to acquire all of the outstanding shares of Schein Pharmaceutical, Inc. ("Schein").

     On July 6, 2000, the Company announced that it has accepted, or expects to accept, 26,070,950 shares of common stock of Schein, equaling approximately 77.9% of the total outstanding shares of Schein. The Company announced further that it paid for 24,565,962 shares of Schein common stock and that Notices of Guaranteed Delivery were received for an additional 1,504,988 shares of Schein common stock. The Company expects to pay for such shares after timely receipt of proper documentation.

     The Company's press releases, dated July 5, 2000, titled "Watson Pharmaceuticals, Inc. Announces Expiration of Its Tender Offer for Schein Pharmaceutical, Inc." and dated July 6, 2000, titled "Watson Pharmaceuticals, Inc. Announces Completion of Tender Offer for Schein Pharmaceutical, Inc." are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

Exhibit
Number      Description
-------     -----------
99.1        Press Release dated July 5, 2000, titled, "Watson Pharmaceuticals, Inc.
            Announces Expiration of Its Tender Offer for Schein Pharmaceutical, Inc."

99.2        Press Release dated July 6, 2000, titled, "Watson Pharmaceuticals, Inc.
            Announces Completion of Tender Offer for Schein Pharmaceutical, Inc."

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WATSON PHARMACEUTICALS, INC.


Dated:  July 7, 2000                   /s/ Robert C. Funsten
                                           ---------------------
                                           Robert C. Funsten
                                           Senior Vice President,
                                           General Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
99.1        Press Release dated July 5, 2000, titled, "Watson Pharmaceuticals, Inc.
            Announces Expiration of Its Tender Offer for Schein Pharmaceutical, Inc."

99.2        Press Release dated July 6, 2000, titled, "Watson Pharmaceuticals, Inc.
            Announces Completion of Tender Offer for Schein Pharmaceutical, Inc."


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